Exhibit 1.1

[ • ] American Depositary Shares

Representing

[ • ] Ordinary Shares

TFI TAB GIDA YATIRIMLARI A.Ş.

UNDERWRITING AGREEMENT

[ • ], 2018

MORGAN STANLEY & CO. LLC

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN SACHS & CO. LLC

As Representatives of the Several Underwriters,

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10019

Dear Sirs:

1.             Introductory.  TFI TAB GIDA YATIRIMLARI A.Ş., a company incorporated under the laws of the Republic of Turkey (the “Company”), agrees with the several Underwriters named in Schedule B hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC are acting as representatives (in such capacity, the “Representatives”) to issue and sell to the several Underwriters an aggregate of 4,500,000 American Depositary Shares (“ADSs”), each ADS representing twelve (12) ordinary shares of the Company, par value TL 1.00 per share (“Ordinary Shares”), and each of the shareholders listed in Schedule A hereto (the “Selling Shareholders”) agrees, severally and not jointly, with the Underwriters to sell to the several Underwriters that certain number of ADSs set forth opposite its name on Schedule A (the aggregate of 17,500,000 ADSs to be issued and/or sold by the Company and the Selling Shareholders being hereinafter referred to as the “Firm Securities”). The Selling Shareholders also agree severally and not jointly to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 3,300,000 additional ADSs (“Optional Securities”). Schedule A attached hereto sets forth the number of Firm

Securities and Optional Securities to be issued and/or sold by each of the Company and the several Selling Shareholders.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

The ADSs being purchased by the Underwriters will be issued pursuant to a Deposit Agreement to be dated as of [ • ], 2018 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs.

2.             Representations and Warranties of the Company and the Selling Shareholders.  (a)  The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)                Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form F-1 (No. 333-221510) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.   At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (No. 333-221510) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement became effective, being hereinafter called the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (such registration statement as amended through the time such registration statement becomes effective, being hereinafter called the “Exchange Act Registration Statement”) on Form 8-A (No. 001-[ • ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the Final Prospectus (as defined below), or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, each of the Initial Registration Statement and the ADS Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act and is not

proposed to be amended.   Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement, the ADS Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means :[ • ]p.m. (Eastern Time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Company’s knowledge” means the actual knowledge of the Company’s executive officers (as defined in Rule 405 of the Act), after reasonable due and diligent inquiry of all officers and senior management of the Company who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Effective Time” with respect to the Initial Registration Statement, the ADS Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement, the ADS Registration Statement and any Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement, the ADS Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Offered Securities by any Underwriter or dealer.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Global Select Stock Market (“Exchange Rules”).

“Significant Subsidiary” means the subsidiaries listed in Schedule E.

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement at that time, including any 430A Information or 430C Information.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)               Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and any Additional Registration Statement, the ADS Registration Statement and any amendments and supplements thereto, conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) (A) on its date, (B) at the time of filing pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement, and (C) on each Closing Date, the Final Prospectus, and any amendments and supplements thereto, will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) any Issuer Free Writing Prospectus, Testing-the-Waters Communication or Statutory Prospectus, including any roadshow or investor presentations made to investors by the Company (whether in person or in electronic form), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The first sentence of this paragraph does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives or by any Selling Shareholder specifically for use therein, it being understood and agreed that the only such information is that described as such in Sections 8(b) and 8(c) hereof.

(iii)              Ineligible Issuer Status.  As of the determination date specified in Rule 164(h) under the Act, the Company was not an “ineligible issuer,” as defined in Rule 405.

(iv)             Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(v)              Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(vi)             General Disclosure Package.  As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [ • ], 2018 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) the Written Testing-the-Waters Communication approved by the Company in writing, each of which is listed in Schedule C, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or by any Selling Shareholder specifically for use therein, it being understood and agreed that the only such information is that described as such in Sections 8(b) and 8(c) hereof.

(vii)            Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first and second sentences of this paragraph do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or by any Selling Shareholder specifically for use therein, it being understood and agreed that the only such information is that described as such in Sections 8(b) and 8(c) hereof.

(viii)           Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communication. The Company has not distributed any Written Testing-the-Waters Communication.

(ix)             Existence of the Company.  The Company has been duly incorporated and is existing and active and operational under the laws of the Republic of Turkey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a material adverse effect on the financial position, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(x)              Subsidiaries.  Each Significant Subsidiary of the Company has been duly incorporated and is existing and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of its respective jurisdiction of its incorporation, with corporate power and authority to own or hold its respective properties and conduct its business as described in the General Disclosure Package and the Final Prospectus, except where the failure to have such power or authority would not be reasonably likely to have a Material Adverse Effect; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or, if applicable, in good standing would not be reasonably likely to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or as would not be reasonably likely to have a Material Adverse Effect; and the capital stock of each Significant Subsidiary is owned directly or through subsidiaries, by the Company as set forth in the Registration Statement and the General Disclosure Package, free from liens, encumbrances and defects, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or to the extent that such liens encumbrances or defects would not be reasonably likely to have a Material Adverse Effect.

(xi)             Offered Securities.  The Offered Securities, the Ordinary Shares and all other outstanding share capital of the Company will be duly authorized as of the Closing; the authorized equity capitalization of the Company conforms as to legal matters in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding Ordinary Shares are, and will be, on each Closing Date, and upon issuance by the Depositary of the Offered Securities to be issued or sold by the Company and the deposit by the Company of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered Securities will be, on each Closing Date, validly issued, fully paid and nonassessable and will conform in all material respects to the description of such Offered Securities or underlying Ordinary Shares, as the case may be, contained in the Final Prospectus. Except as disclosed in the Registration Statement and the General Disclosure Package, the Shareholders of the Company have no pre-emptive rights with respect to the Offered Securities or the underlying Ordinary Shares and none of the Offered Securities or the underlying Ordinary Shares have been or will be issued in violation of any pre-emptive right, resale right, right of first refusal or similar rights of any security holder.   Except as disclosed in the Registration Statement and the General Disclosure Package, the Offered Securities to be sold by the Company, when issued and delivered against payment therefor pursuant to this Agreement, and the underlying Ordinary Shares deposited by the Company with the Depositary in respect thereof, will not be subject to any security interest, other encumbrance or adverse claims. The Ordinary Shares underlying the Offered Securities to be sold by the Company may be freely deposited by the Company with the Depositary against issuance of the Offered Securities; the Offered Securities to be sold by the Company, when issued and delivered against payment therefore, will be freely transferable by the Company to or for the account of the several Underwriters.

(xii)            No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii)           Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), other than registration rights that have been or will be satisfied, waived or complied with.

(xiv)           Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance, the Offered Securities on the NASDAQ Global Select Stock Market (the “Exchange”).

(xv)            Absence of Further Requirements.  Except as disclosed in the General Disclosure Package and the Final Prospectus, no consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the offering, issuance and sale of the Offered Securities and the deposit of the Ordinary Shares underlying the Offered Securities to be sold by the Company with the Depositary against the issuance of such Offered Securities, except for (A) registration of such Offered Securities under the Act, (B) such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made or as may be required from the Capital Markets Board of Turkey or under state securities laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and (C) the filing of the Company’s board resolution authorizing the issuance of the Ordinary Shares underlying the Offered Securities to be offered and sold hereby by the Company, which shall be made with the Turkish Trade Registry prior to the Closing.

(xvi)           Title to Property.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets (other than Intellectual Property, which is the subject of subsection (xxiv) below) owned by them which are material to the business of the Company and its subsidiaries taken as a whole, in each case free from liens, charges, encumbrances and defects that would materially (to the Company and its subsidiaries taken as a whole) affect the value thereof, or materially (to the Company and its subsidiaries taken as a whole) interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, any material leased real or personal property held under lease by any of the Company or its Significant Subsidiaries are held by them under valid and, to the Company’s knowledge, enforceable leases with such exceptions as are not material (to the Company and its subsidiaries taken as a whole) and do not materially (to the Company and its subsidiaries taken as a whole) interfere with the use made or to be made thereof by them.

(xvii)          Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Company of this Agreement, and the issuance and sale of the Offered Securities hereunder by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the charter or other constitutive documents of the Company or any of its Significant Subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except in the cases of clauses (B) and (C), for such breaches, violations, defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not be reasonably likely to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)         Absence of Existing Defaults and Conflicts. (A) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or other constitutive documents and (B) neither the Company nor any of its subsidiaries is in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, in the case of clause (B), such defaults as would not be reasonably likely to have a Material Adverse Effect.

(xix)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xx)            Authorization of the Deposit Agreement.  The Deposit Agreement [has been/will be] duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depository, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and by general equitable principles. Upon due execution and delivery by the Depositary of the Offered Securities to be sold by the Company and the deposit by the Company of Ordinary Shares underlying such Offered Securities in respect thereof in accordance with the provisions of the Deposit Agreement, the persons in whose names such Offered Securities are registered will be entitled to the rights of registered holders of Offered Securities specified in the Deposit Agreement; and the Deposit Agreement and the Offered Securities will conform in all material respects to the descriptions thereof contained in the Registration Statement, General Disclosure Package and the Final Prospectus.

(xxi)           No Transfer Taxes. Except (a) for any net income, capital gains or franchise taxes imposed on any of the Underwriters by the Republic of Turkey or any political subdivision or taxing authority thereof or therein (b) any tax imposed as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between any of the Underwriters and the jurisdiction imposing such tax and (c) as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no stamp or other issuance, transfer or withholding taxes, duties or other taxes are payable by or on behalf of the Underwriters to the government of the Republic of Turkey solely in connection with (i) the sale and delivery of the Ordinary Shares underlying the Offered Securities to be sold by the Company, the issuance of such Offered Securities by the Depositary, and the delivery of such Offered Securities to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof or (iii) the deposit by the Company of the Ordinary Shares with the Depositary and the Depositary’s custodian and the issuance and delivery of the Offered Securities, in each case as contemplated herein and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxii)          Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business of the Company in all material respects as described in the General Disclosure Package and the Final Prospectus, except any such failure to possess or be in compliance with such Licenses as would not be reasonably likely to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect.

(xxiii)         Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the Company’s knowledge, is imminent that would be reasonably likely to have a Material Adverse Effect.

(xxiv)         Possession of Intellectual Property.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms, sufficient rights in or to trademarks, trade names, patents, copyrights, domain names, trade secrets, inventions, technology, know-how and other intellectual property rights (collectively, “Intellectual Property Rights”) that are necessary or material to the conduct of the business of the Company in all material respects as described in the General Disclosure Package and the Final Prospectus.  Except as disclosed in the General Disclosure Package and the Final Prospectus, to the Company’s knowledge (i) no third party has any claim of ownership with respect to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation by the Company or its Significant Subsidiaries of any of the Intellectual Property Rights owned by any third party, (iii) there is no infringement, misappropriation, breach, default or other violation by any third party of any Intellectual Property Rights owned by the Company or its subsidiaries (iv) there is no pending or threatened (in writing) action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any Intellectual Property Rights owned by the Company or its subsidiaries; (v) there is no pending or threatened (in writing) action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property Rights owned by the Company or its subsidiaries; (vi) there is no pending or threatened (in writing) action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates any Intellectual Property Rights owned by others and (vii) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries with such exceptions, in each case of each of clauses (i) through (vii), as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(xxv)          Environmental Laws.  Except in all cases where such violation, claim, failure to obtain or maintain, request, notice, proceeding, investigation or capital expenditure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except as disclosed in the General Disclosure Package and the Final Prospectus, (a) neither the Company nor any of its Significant Subsidiaries (i) is in violation of any applicable statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement relating to the pollution or protection of the environment; human health or safety; or the generation, use, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (ii) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any liability under, or violation of, any Environmental Law, (iii) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (iv) is in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; and (b) the Company (i) is not aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its Significant Subsidiaries, taken as a whole, resulting from compliance with Environmental Laws and (ii) does not anticipate any material capital expenditures relating to any Environmental Laws.  For purposes of this subsection, “Hazardous Substance” means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (B) any other toxic, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(xxvi)         Absence of Manipulation.  Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any of its affiliates, have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxvii)        Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, the General Disclosure Package or any Written Testing-the-Waters Communication provided to investors by or with the prior written approval of the Company is based on or derived from sources that the Company believes to be reliable and accurate.

(xxviii)       Disclosure Controls and Procedures.  The Company maintains a system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that are reasonably designed to comply with the requirements of the Exchange Act applicable to the Company and to ensure that information that will be required to be disclosed by the Company in reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timeline decisions regarding the required disclosure.

(xxix)         Internal Controls over Financial Reporting.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably designed to comply with the requirements of the Exchange Act applicable to the Company by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards (“IFRS”).  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s internal control over financial reporting will be, upon consummation of the offering of the Offered Securities, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with applicable Exchange Rules.  Except as disclosed in General Disclosure Package and the Final Prospectus,  since the date of the Company’s latest audited consolidated financial statements included in the General Disclosure Package, there has been no (i) material weaknesses in its internal control over financial reporting or (ii) any change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it otherwise would be required to so comply under applicable law).

(xxx)          Litigation.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that would individually or in the aggregate be reasonably expected to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s Knowledge, threatened.

(xxxi)         Financial Statements.  The consolidated financial statements (and the notes thereto) included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their financial performance and cash flows for the periods shown in accordance with IFRS as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis

(other than as described in the notes thereto) and Schedule I to such consolidated financial statements including in the Registration Statement, the General Disclosure Package and the Final Prospectus, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.  The financial data set forth in each of the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data,” “Selected Consolidated Financial and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Result of Operations—Quarterly Data” present fairly, in all material respects, the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxii)        No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no development or event that would reasonably be expected to have a Material Adverse Effect, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the share capital or long-term indebtedness of the Company and its subsidiaries.

(xxxiii)       Independent Accountants.  DRT BAĞIMSIZ DENETIM VE SERBEST MUHASEBECI MALI MÜŞAVIRLIK A.S., member of Deloitte Touche Tohmatsu Limited, which has audited or reviewed the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the Exchange Act and within the applicable rules and regulations adopted by the Commission and the PCAOB.

(xxxiv)      Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities by the Company and the application of the proceeds thereof to the Company as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxv)       Ratings.  There are (and prior to the Closing Date, will be) no debt securities or preferred shares issued or guarantees by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization” as such term is defined in Section (3)(a)(62) of the Exchange Act.

(xxxvi)      PFIC Status.  Subject to the qualifications, limitations, exceptions and assumptions set forth in the General Disclosure Package and the Final Prospectus, the

Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(xxxvii)     Taxes. The Company and each of its Significant Subsidiaries has filed all tax returns required to be filed through the date of this Agreement or has requested extensions thereof, except for those tax returns the failure to file which does not and would not be reasonably likely to have a Material Adverse Effect, and all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company or as would not reasonably be expected to have a Material Adverse Effect), have been paid.

(xxxviii)    Insurance.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and each of the Significant Subsidiaries maintains such insurance covering its respective properties, operations, personnel and businesses as is customary for similar businesses in the jurisdictions in which it operates.

(xxxix)      Anti-Corruption. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries acting on behalf of the Company or any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with, to the extent applicable to the Company or its relevant subsidiary, the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom and any other applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the Offered Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xl)             Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable to the Company or its relevant subsidiary, those of the Bank Secrecy Act, as amended by

Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all applicable jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency of such applicable jurisdictions (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xli)            Economic Sanctions.

(a)           Neither the Company nor any of its subsidiaries, nor any director or officer of the Company, nor, to the Company’s knowledge, any employee, controlled affiliate, agent or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(1)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA) or the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”); nor

(2)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each a “Sanctioned Country”).

(b)           The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1)           to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(c)           For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xlii)           Payments in Foreign Currency.  Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of Turkey and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares underlying the Offered Securities may be paid by the Company to the Depositary in Turkish Lira that may be converted into foreign currency and freely transferred out of Turkey; and (except as disclosed in the General Disclosure Package and the Final Prospectus in the relevant section under the caption “Certain Tax Considerations”, taking into consideration the introduction statements under the caption “Republic of Turkey Taxation” of such section) all such payments made to holders thereof or therein who are non-residents of Turkey will not be subject to income, withholding or other taxes under laws and regulations of Turkey or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Turkey or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Turkey or any political subdivision or taxing authority thereof or therein.

(xliii)          Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.

(xliv)          No rights of Immunity.  Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Turkish, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Turkish, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to, the transactions contemplated by this Agreement may at any time be commenced, the Company waives or will waive such right to the extent permitted by law.

(xlv)           No Publicly Rated Debt.  Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(b)           Each Selling Shareholder, severally and not jointly, represents and warrants (as to and in respect of itself) to, and agrees, (as to and in respect of itself) with, the several Underwriters that:

(i)                Title to Offered Securities.  Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title or a valid “security entitlement” (within the meaning Section 8-102(a)(17) of the New York Uniform Commercial Code, as amended (the “UCC”)) to the Ordinary Shares underlying the Offered Securities to be delivered by such Selling Shareholder on such Closing Date free and clear of all liens, encumbrances, equities or adverse claims (other than any such created by this Agreement or contemplated hereby), and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and assuming that each Underwriter and The Depository Trust Company (“DTC”) or other securities intermediary acquires its interest in the Ordinary Shares underlying the Offered Securities it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the delivery to DTC or other securities intermediary of, and payment for, the Offered Securities to be sold by such Selling Shareholder on such Closing Date hereunder as provided herein and upon the crediting of such Offered Securities to the securities account or accounts (within the meaning of Section 8-501 of the UCC) of the Underwriters maintained with DTC or such other securities intermediary, the several Underwriters will acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Offered Securities to be delivered by such Selling Shareholder on such Closing Date free of any adverse claims under Section 8-303 of the UCC, and no action based on any adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be successfully asserted against any Underwriter under the UCC with respect to such Offered Securities.

(ii)               Absence of Further Requirements.  Except as disclosed in the General Disclosure Package, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Shareholder for the execution, delivery and performance by such Selling Shareholder of this Agreement except such as would not affect the validity of the Offered Securities to be sold by such Selling Shareholder or impair the ability of such Selling Shareholder to consummate the transactions contemplated hereby or as have been obtained or made or as may be required under state securities laws or the rules and regulations of FINRA.

(iii)              Absence of Defaults and Conflicts Resulting from Transaction.  Except as disclosed in the General Disclosure Package, the execution, delivery and performance by such Selling Shareholder of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of (A) any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of its properties or any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, except, in each case, for those breaches, violations, defaults, liens, charge or encumbrances that would not result in a material adverse effect on the ability of such Selling Shareholder to consummate the transactions herein contemplated, or (B) the charter or by-laws of any Selling Shareholder that is a corporation or the constituent documents of any Selling Shareholder that is not a natural person or a corporation.

(iv)             Final Prospectus.  On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations, warranties and agreements contained in this Section 2(b)(iv) apply only to statements or omissions made in reliance upon and in conformity with written information about such Selling Shareholder furnished to the Company by such Selling Shareholder specifically for use in the Final Prospectus, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(v)              General Disclosure Package.  As of the Applicable Time, none of (i) the General Disclosure Package, (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) the Written Testing-the-Waters Communication approved by the Company in writing, each of which are listed in Schedule C, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations, warranties and agreements contained in this Section 2(b)(vi) apply only to statements or omissions made in reliance upon and in conformity with written information about such Selling Shareholder furnished to the Company by such Selling Shareholder in writing specifically for use in the General Disclosure Package, any individual Limited Use Issuer Free Writing Prospectus or any Testing-the-Waters Communication, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(vi)             Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(vii)            No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Shareholder and any person (other than this Agreement) that would give rise to a valid claim against such

Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(viii)           Absence of Manipulation.  Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Offered Securities, it being understood that any action of any of the Underwriters and their respective affiliates (other than such Selling Shareholder) shall not constitute action by such Selling Shareholder.

(ix)             Testing-the-Waters Communication.  Such Selling Shareholder has not prepared, used or authorized any Testing-the-Waters Communication.

(x)              ERISA. Solely for purposes of assisting the Underwriters in relying on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), such Selling Shareholder is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise

3.             Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders listed on Schedule A-2, at a purchase price of $[  ] per ADS and to purchase from the Selling Shareholders listed on Schedule A-1 at a purchase price of $[ • ] per ADS (the “Purchase Price”), that number of Firm Securities (rounded up or down as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 4,500,000 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule A hereto, in the case of a Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.Upon payment to the Selling Shareholders listed on Schedule A-1 of the gross proceeds from the offering of the Firm Securities to be sold by the Selling Shareholders, the Company shall pay $[  ] per ADS sold in the offering to the Underwriters by such Selling Shareholders in Federal (same day) funds by wire transfer, in accordance with the procedures in the next paragraph.

The Company and the Selling Shareholders will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives at [•] A.M. New York time on [•], 2018, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”, against payment of the Purchase Price in Federal (same day) funds by wire transfer to (i) an account at a bank acceptable to the Representatives drawn to the order of Company in the case of 4,500,000 shares of Firm Securities and (ii) with respect to each Selling Shareholder, an account at a bank acceptable to the Representatives drawn to the order of such Selling Shareholder in the case of the Firm Shares to be sold by such Selling Shareholder as specified in Schedule A hereto (representing an aggregate of 17,500,000 shares of Firm Securities), at [•] P.M., New York time, on [ • ], 2018 or at such other time not later than five full business days thereafter as the

Representatives and the Company determine in the case of the Company and [•] A.M. New York time, on [•], 2018 or at such other time not later than seven full business days thereafter as the Representatives, the Company and the Selling Shareholders determine in the case of the Selling Shareholders. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering contemplated by this Agreement.  Delivery of the Firm Securities will be made through the facilities of DTC, unless the Representatives shall otherwise instruct and evidence of their issuance will be made available to the Representatives.

In addition, upon written notice from the Representatives given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price. Each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities (rounded up or down by the Representatives to eliminate fractions) obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Shareholder in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities. Such Optional Securities shall be purchased from each Selling Shareholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time not more than 30 days subsequent to the date of the Final Prospectus and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Shareholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each other Optional Closing Date, if any, each being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Shareholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the Purchase Price therefor in Federal (same day) funds by official bank check or checks or wire transfer to, with respect to each Selling Shareholder, an account at a bank acceptable to the Representatives drawn to the order of such other Selling Shareholder in the case of the Optional Securities to be sold by such Selling Shareholder as specified in Schedule A.  The delivery of the Optional Securities will be made through the facilities of DTC unless the Representatives shall otherwise instruct and evidence of their issuance will be made available to the Representatives.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public in the United States and in offerings outside the United States pursuant to Regulation S under the Act, upon the terms and conditions, and at the initial offer price, set forth in the Final Prospectus.

5.             Certain Agreements of the Company and the Selling Shareholders.

(a)           Covenants of the Company. The Company agrees with the several Underwriters that:

(i)            Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)           Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not affect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)          Continued Compliance with Securities Laws.  If, at any time during the Prospectus Delivery Period, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and [the dealers] and [any other] dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)          Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will, upon written request of the Representatives, promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(v)           Rule 158.  As soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act; provided that the Company will be deemed to have furnished such statements to its security holders to the extent they are filed on the Commissions EDGAR system.

(vi)          Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished within 24 hours following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vii)         Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

(viii)        Reporting Requirements.  During the period of two years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act, filed with the Exchange or mailed to shareholders.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish any such reports or statements to the Representatives or the other Underwriters.

(ix)          Payment of Expenses.  The Company agrees with the several Underwriters and the Selling Shareholders that the Company will pay all of the following expenses incident to the performance of the obligations of the Company and the Selling Shareholders: (i) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters to a maximum amount of $600,000) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review) to a maximum amount of $35,000, (iii) costs and expenses of the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters; (iv) fees and expenses incident to listing the Offered Securities on the Exchange, (v) the costs and expenses of preparing stock certificates and ADRs; (vi) all costs and expenses related to the transfer and delivery of the ADSs to be sold by the Company and the Selling Shareholders to the Underwriters, including any transfer, documentary, stamp or similar issue taxes payable in Turkey in connection with the delivery of such Offered Securities to the Underwriters, (vii) all costs and expenses arising as a result of the deposit by the Company and the Selling Shareholders of the Offered Securities to be sold by it with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company and of the sale and delivery of the Offered Securities by the Company to or for the account of the Underwriters in the manner contemplated under this Agreement, including, in any such case any Turkish transfer or other similar tax asserted against an Underwriter by reason of the purchase and sale of such an Offered Security pursuant to this Agreement,

(viii) the fees and expenses of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than as set forth in clause (vi), above), and (ix) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for reasonable expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  It is understood that except as otherwise provided in Section 8 entitled “Indemnification and Contribution”, Section 10 entitled “Qualified Independent Underwriter”, Section 11 entitled “Survival of Certain Representations and Obligations,” and this clause (a)(ix) of this Section 5 entitled “Certain Agreements of the Company and the Selling Shareholders”, the Underwriters will pay all of their costs and expenses connected with any offers they may make.

(x)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(xi)          Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities to the Underwriters and on the execution and delivery of this Agreement, in each case, not otherwise paid by the Company in accordance with Section 5(a)(ix)(vi) or Section 5(a)(ix)(vii). All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except in respect of any net income, capital gains, branch profits taxes or franchise taxes (imposed in lieu of net income taxes) imposed on any of the Underwriters as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between any of the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xii)         Absence of Manipulation.  The Company agrees not to, and to cause its subsidiaries not to take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities, it being understood that any action of any of the Underwriters or the Selling Shareholders and their respective affiliates (in the case of the Selling Shareholders, other than the Company and its subsidiaries) shall not constitute an indirect action by the Company.

(xiii)        (A)          Restriction on Sale of Ordinary Shares or ADSs by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, without the consent of Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or ADSs or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with or confidentially submit to the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to (i) the issuance of Offered Securities to be sold hereunder by the Company or the underlying Ordinary Shares in respect thereof; (ii) the issuance of equity awards pursuant to employee benefit plans as described in the General Disclosure Package, including the TAB Foods Investment, Inc. Long Term Incentive Plan; (iii) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements existing on the date hereof or issuances pursuant thereto; (iv) the issuance of securities upon the exercise of any option, warrant, vesting of a restricted stock unit or other equity award or the conversion of a security outstanding on the date hereof of which the Representatives have been advised in writing or which are described in the General Disclosure Package; (v) the sale, by ordinary shareholders to ELQ Investors VIII Ltd (“ELQ”), Clouse S.A. (“Clouse SA”) and the European Bank for Reconstruction and Development (“EBRD” together with ELQ and Clouse SA, the “Pre-IPO Preferred Shareholders”), of Ordinary Shares pursuant that certain letter agreement, dated November 6, 2017 (as amended by the side letter agreement entered into by and among the Company and the Pre-IPO Preferred Shareholders on January [•], 2018, the “Letter Agreement”), amending the preferred shareholders agreement dated as of July 29, 2016 among the Company, the Pre-IPO Preferred Shareholders and certain members of the Kurdoglu family (the “Preferred Shareholders Agreement”) in order for the Pre-IPO Preferred Shareholders to achieve their Eligible IRR as defined in the Preferred Shareholders’ Agreement; (vi) the entry by the Company into a registration rights agreement (the “Registration Rights Agreement”) with the Pre-IPO Preferred Shareholders pursuant to the terms of the Letter Agreement, provided that, without the consent of Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, the Company will, pursuant to such Registration Rights Agreement, neither (A) file with or confidentially submit to the Commission a registration statement under the Act relating to Lock-Up Securities nor (B) offer, sell or otherwise dispose of Lock-up Securities during the Lock-up Period; (vii) the issuance of Lock-up Securities in connection with the acquisition of minority interests in subsidiaries of the Company from time to time, provided that with respect to this clause (vii), the recipients of such Lock-up Securities execute a lock-up agreement in favor of the Representatives containing substantially the same obligations as those set forth in Exhibit E-2 hereto and (viii) the issuance of Lock-up Securities in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided, that with respect to this clause (viii) the recipients of such Lock-up Securities execute a lock-up agreement in favor of the Representatives containing substantially the same obligations as those set forth in Exhibit E-2 hereto and provided, further, that the number of shares of Ordinary Shares issued pursuant to this clause (vii) shall not exceed 10% of the aggregate number of shares of Ordinary Shares then outstanding.  The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date to which the Representatives consent in writing.

(B)          Agreement to Announce Lock-up Waiver.  If the Lock-up Release Agents (as defined in each lock-up letter described in Section 7(l) hereof for an officer or director of the Company), in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(l) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiv)        Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

(xv)         Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment of a court of competent jurisdiction in connection with this Agreement outside the Republic of Turkey; (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Republic of Turkey to pay and remit outside the Republic of Turkey all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Republic of Turkey for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(xvi)        Deposit of Ordinary Shares. The Company will, on or prior to the First Closing Date or the applicable Optional Closing Date, as the case may be, deposit the Ordinary Shares underlying the Offered Securities to be sold by the Company with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that such Offered Securities will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at the First Closing Date or the Optional Closing Date, as the case may be.

(b)           Covenants of each Selling Shareholder.  Each Selling Shareholder, severally and not jointly, agrees, as to and in respect of itself, with the several Underwriters that:

(i)            Absence of Manipulation.  Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of the Offered Securities, it being understood that any action of any of the Underwriters and their respective affiliates or the Company shall not constitute an indirect action by such Selling Shareholder.

(ii)           Tax Form.  Such Selling Shareholder will deliver to the Representatives prior to or at the First Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated

(iii)          Deposit of Ordinary Shares. Such Selling Shareholder will, prior to the First Closing Date or the applicable Optional Closing Date, as the case may be, deposit the Ordinary Shares underlying the Offered Securities to be sold by such Selling Shareholder with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that such Offered Securities will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at the First Closing Date or the Optional Closing Date, as the case may be.

(iv)          Use of Proceeds.  Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither such Selling Shareholder nor its respective subsidiaries will, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

6.             Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not used and will not use any Issuer Free Writing Prospectus or any “free writing prospectus,” as defined in Rule 405 which would be required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the

Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.             Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date, as the case may be, as provided herein, will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein on and as of the date hereof and such Closing Date, to the accuracy of the statements of Company officers made in any certificates delivered pursuant to the provisions hereof on such Closing Date, to the performance by the Company and each Selling Shareholder of their respective obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letter.  The  Representatives shall have received (i) at the time of execution of this Agreement, a letter, dated the date of delivery thereof, of DRT BAĞIMSIZ DENETIM VE SERBEST MUHASEBECI MALI MÜŞAVIRLIK A.S. member of Deloitte Touche Tohmatsu Limited, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration statement, the General Disclosure Package and the Final Prospectus and (ii) on such Closing Date, a letter, dated as of the date of delivery thereof, of DRT BAĞIMSIZ DENETIM VE SERBEST MUHASEBECI MALI MÜŞAVIRLIK A.S. to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (a)(i) of this Section 7 except that such letter shall use a “cut-off date” no more than three business days prior to such Closing Date.

(b)           Effectiveness of Registration Statement.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

(c)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus; (ii) any change in either U.S., or Turkish or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the NASDAQ Stock Market the Turkey Stock Market or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York or Turkish authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or Turkey or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Turkey, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities on the terms and in the manner contemplated by the Registration Statement, the General Disclosure Package or the Final Prospectus.

(d)           Opinion and Disclosure Letter of U.S. Counsel for the Company.  The Representatives shall have received an opinion and disclosure letter, dated such Closing Date, of Sullivan & Cromwell LLP, counsel for the Company, in the form attached hereto as Exhibit A-1.

(e)           Opinion of Turkish Counsel.  The Representatives shall have received an opinion, dated such Closing Date, of Verdi Avukatlik Ortakligi, Turkish counsel for the Company, in the form attached hereto as Exhibit A-2.

(f)            Opinion of Counsel for Selling Shareholders.  The Representatives shall have received an opinion, dated such Closing Date, of [ • ], counsel for the Selling Shareholders, in the form attached hereto as Exhibit B.

(g)           Opinion of Depositary’s Counsel.  The Representatives shall have received an opinion, dated such Closing Date, of [ • ], counsel for the Depositary, in the form attached hereto as Exhibit C.

(h)           Opinion of U.S. Counsel for Underwriters.  The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(i)            Opinion of Turkish Counsel for Underwriters.  The Representatives shall have received from Pekin & Bayar Law Firm, Turkish counsel for the Underwriters, such opinion or opinions, dated such Closing Date, in the form attached as Exhibit E hereto.

(j)            Officers’ Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officer shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; (ii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and, (iii) subsequent to the respective dates of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, or properties of the Company and its subsidiaries taken as a whole, except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(k)           Certificate of Selling Shareholders.  The Representatives shall have received a certificate of each Selling Shareholder, dated such Closing Date, to the effect that (i) the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of such Closing Date and (ii) such Selling Shareholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to such Closing Date.

(l)            Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup agreements in the relevant form set forth on Exhibits E-1 and E-2 hereto from each executive officer, director, shareholder and other equity holder of the Company specified in Schedule D to this Agreement.

(m)          Approval of Listing.  The Securities shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(n)           No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms.

(o)           Approval.  The written approval from Restaurant Brands International Inc., or its relevant affiliates, of the transactions contemplated by this Agreement shall have been received by the Company and the Representatives, and shall not have been withdrawn, amended or modified in any way and shall be in full force and effect.

(p)           Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Offered Securities to be purchased by the several Underwriters on such Closing date against issuance of such Offered Securities, the execution, issuance, countersignature and delivery of such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(q)           Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(r)            Preferred Shareholders Agreement.  On or prior to the First Closing Date, the outstanding preferred shares of the Company shall have been converted into Ordinary Shares in accordance with the terms of the Preferred Shareholders Agreement (as amended by the Letter Agreement), and, subject only to the successful completion of the offering and sale of Ordinary Shares on the First Closing Date, the Preferred Shareholders Agreement shall have been satisfied and discharged.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Closing Date, an Optional Closing Date or otherwise.

8.             Indemnification and Contribution.  (a)  Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents and affiliates (within the meaning of Rule 405 under the Act) and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any materials or information provided to investors by, or with the approval of, the Company, including any roadshow or investor presentations made to investors by the Company (whether in person or in electronic form), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the light of the circumstances under which they were made in the case of any Statutory Prospectus, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company, including any roadshow or investor presentations made to investors by the Company (whether in person or in electronic form)) and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon either (i) an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (ii) an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to the Company by any Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of the information described as such in subsection (b) below.

(b)           Indemnification of Underwriters by Selling Shareholders.  Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made in the case of any Statutory Prospectus, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus, not misleading and will reimburse each Indemnified Party for any legal or other expense reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that such Selling Shareholder will only be liable in any such case to the extent, and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in writing by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of the following information (i) such Selling Shareholder’s name and corresponding amount of shares set forth in the table of Principal and Selling Shareholders in the Registration Statement and the Final Prospectus under the heading “Principal and Selling Shareholders”, (ii) such Selling Shareholder’s address and other information regarding such Selling Shareholder included in the footnote related to such Selling Shareholder below the table of Principal and Selling Shareholders in the Registration Statement and the Final Prospectus under the heading “Principal and Selling Shareholders’ and (iii) the information, if any, relating to such Selling Shareholder included in the last three sentences under the heading “Principal and Selling Shareholders” in the Registration Statement and the Final Prospectus.  The liability of a Selling Shareholder pursuant to this subsection (b) shall not exceed the aggregate net proceeds after underwriting discounts but before deducting expenses received by such Selling Shareholder from the Underwriters for the Offered Securities sold by such Selling Shareholder hereunder.

(c)           Indemnification of Company and Selling Shareholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder and each person, if any, who controls a Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made in the case of any Statutory Prospectus, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the heading “Underwriting” in the Registration Statement, the Statutory Prospectus and the Final Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the fifth paragraph; the fourteenth paragraph and the information set out in the immediately following four bullets regarding potential for the Underwriters to engage in stabilizing, over-allotment and syndicate covering transactions and penalty bids in accordance with Regulation M; the sixteenth paragraph regarding electronic and internet distributions; the paragraph under the heading “Underwriting—Conflicts of Interest”; and the two paragraphs under the heading “Underwriting—Other Relationships”.

(d)           Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section or Section 10 of notice of the commencement of any action, such indemnified party  will, if a claim in respect thereof is to be made against an indemnifying party (an “Indemnifying Party”) under subsection (a), (b) or (c) above or Section 10, notify such Indemnifying Party of the commencement thereof; provided that the failure to notify such Indemnifying Party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) or Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify such Indemnifying Party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above or Section 10.  In case any such action is brought against any indemnified party and it notifies an Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to such Indemnifying Party), and after notice from such Indemnifying Party to such indemnified party of its election so to assume the defense thereof, such Indemnifying Party will not be liable to such indemnified party under this Section or Section 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgement for the plaintiff, the Indemnifying Party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person as contemplated by this Section 8, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with its obligations under this Section 8 prior to the date of such settlement.  No Indemnifying Party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)           Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above (other than as a result of the limitations imposed on indemnification set forth therein in such proceeding paragraphs of Section 8), then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or such Selling Shareholder, as the case may be, on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or such Selling Shareholder, as the case may be, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company or such Selling Shareholder, as applicable, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or such Selling Shareholder, as the case may be, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, such Selling Shareholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with any such action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  Each Selling Shareholder’s obligations in this subsection (e) to contribute are several and not joint with the other Selling Shareholders or the Company, and the aggregate liability of each Selling Shareholder under Section 8 (including Section 8(b), this Section 8(e) and Section 10) shall not exceed the limit set forth in Section 8(b).   The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this

Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.          Qualified Independent Underwriter.  The Company hereby confirms its engagement of Morgan Stanley & Co. LLC, and Morgan Stanley & Co. LLC hereby confirms its agreement with the Company to render services as, a qualified independent underwriter (within the meaning of FINRA rule 5121(f)(12)) (Morgan Stanley & Co. LLC, in such capacity, the “QIU”) with respect to the offering and sale of the Offered Securities. The Company, the QIU and the Underwriters agree that the QIU shall not receive any compensation hereunder for serving as QIU in connection with the offering and sale of the Offered Securities.  The Company and each Selling Shareholder will, severally and not jointly, indemnify and hold harmless the QIU, its directors, officers, affiliates and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, arising out of or based upon the QIU’s acting (or alleged failure to act) as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121(f)(12)) in connection with the offering and sale of the Offered Securities contemplated by this Agreement, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Selling Shareholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU and provided further, however, that in the case of a Selling Shareholder, such Selling Shareholder will only be liable to the extent, and only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission that was made in any Registration Statement, any Statutory Prospectus, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company in writing by such Selling Shareholder specifically for use therein (such information consisting of only the information specified as such in Section 8(b)). The aggregate liability of each Selling Shareholder under this Section 10 and Section 8 (including Section 8(b) and Section 8(e)) shall not exceed the limit set forth in Section 8(b).

11.          Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations and warranties of the Selling Shareholders, the Company and of the several Underwriters set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated (i) as a result of a breach by the Company of any of its obligations under this Agreement or as a result of a failure of any of the conditions set forth in Section 7 (other than as a result of a breach of this Agreement by any Selling Shareholder), the Company or (ii) as a result of a breach of this Agreement by any Selling Shareholder, such Selling Shareholder, will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 and the obligations of the Company and the Selling Shareholders pursuant to

Section 10 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.          Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Morgan Stanley & Co. LLC 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at [ • ], Attention: [ • ], or, if sent to a Selling Shareholder, will be mailed, delivered or telegraphed and confirmed to the address of such Selling Shareholder specified in Schedule A hereto or such other address as such Selling Shareholder provides in writing to the Company and the Representatives; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.          Successors. This Agreement shall be binding upon the several Underwriters, the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and any Underwriters’ respective businesses and/or assets.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons except that (a) the indemnity agreement of the Company and each Selling Shareholder contained in Section 8(a) and 8(b) of this Agreement shall also be deemed to be for the benefit of each Indemnified Party referred to therein and (b) the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit each Underwriter Indemnified Party.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right or remedy or claim under or in respect of this Agreement or any provision contained herein.

14.          Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be jointly binding upon all the Underwriters.

15.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.          Absence of Fiduciary Relationship.  Each of the Company and each Selling Shareholder, severally and not jointly, acknowledges and agrees that:

(a)           No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or such Selling Shareholder, on the one hand, and the Representatives, on the other,  has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the

Representatives have advised or are advising the Company or such Selling Shareholder on other matters;

(b)           Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and such Selling Shareholder is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c)           Waiver.  Each of the Company and such Selling Shareholder waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or such Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including  shareholders, employees or creditors of the Company.

17.          Applicable Law, Non-Exclusive Jurisdiction of New York Courts, Discharge of Obligations, Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Company irrevocably appoints Corporation Service Company, with address at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and/or such Selling Shareholder (as applicable) agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and/or such Selling Shareholder (as applicable) an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

Notwithstanding any other provision of this Agreement or this Section 17, any dispute, controversy, difference of whatever nature or claim in relation to or concerning the rights or obligations of the European Bank for Reconstruction and Development (“EBRD”) arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, or any non-contractual obligations arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration under the Rules of the LCIA (the “Rules”) as in force at the date of this Agreement and as modified by this clause, which Rules are deemed to be incorporated by reference into this Section 17. The seat, or legal place of arbitration shall be London, England.  The language to be used in the arbitral proceedings shall be English.

The tribunal shall consist of three arbitrators. In the Request for Arbitration and Response, the Company and EBRD shall each be entitled to nominate one arbitrator, and the third arbitrator, who shall act as presiding arbitrator, shall be nominated by the two party-nominated arbitrators provided that if the third arbitrator has not been nominated within thirty-five days of the nomination of the second party nominated arbitrator, such third arbitrator shall be appointed by the LCIA Court. The parties may nominate and the LCIA Court may appoint arbitrators from among the nationals of any country, whether or not a party is a national of that country. Notwithstanding the provisions of this Section 17, the LCIA Court may order expedited formation of the Arbitral Tribunal pursuant to Article 9A of the Rules and for that purpose the LCIA Court may elect and appoint the presiding arbitrator at any time. For the avoidance of doubt, Sections 45 and 69 of the Arbitration Act shall not apply.

Each party agrees that any arbitration under this Section 17 shall be confidential to the parties and the arbitrators and that each party shall therefore keep confidential, without limitation, the fact that the arbitration has taken place or is taking place, all non-public documents produced by any other party for the purposes of the arbitration, all awards in the arbitration and all other non-public information provided to it in relation to the arbitral proceedings, including hearings, save to the extent that disclosure may be requested by a regulatory authority, or required of it by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority.

18.          No Waiver of Immunities.  Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 17 and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under New York law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 17.

19.                               Waiver of Jury Trial. The Company and the Selling Shareholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TFI TAB GIDA YATIRIMLARI A.Ş.

By
Name:
Title:

ATA HOLDING A.Ş.

By
Name:
Title:

By
Name:
Title:

CLOUSE S.A.

By
Name:
Title:

ELQ INVESTMENTS VIII LLC

By
Name:
Title:

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By
Name:
Title:

By
Name: Yurdanur Kurdoğlu

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
TFI TAB GIDA YATIRIMLARI A.Ş

Total

SCHEDULE A-1

Preferred Selling Shareholders

	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
ELQ Investors VIII Ltd.
Clouse S.A.
EBRD

Total

Address for Notice for Selling Shareholders

SCHEDULE A-2

Selling Shareholders

	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Ata Holding A.Ş.
Yurdanur Kurdoğlu

Total

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Rabo Securities USA, Inc.

Total

SCHEDULE C

SCHEDULE D

Lock-up Parties

SCHEDULE E

Significant Subsidiaries

Those subsidiaries listed in Exhibit 21.1 to the Registration Statement.

Exhibit A-1

Form of Opinion and Disclosure Letter of U.S. Counsel to the Company

Exhibit A-2

Form of Opinion of Turkish Counsel to the Company

Exhibit B

Form of Opinion of Counsel to the Selling Shareholders

Exhibit C

Form of Opinion of Counsel to Depositary

Exhibit D

Form of Press Release

TFI TAB GIDA YATIRIMLARI A.Ş.

[Date]

TFI TAB GIDA YATIRIMLARI A.Ş. (the “Company”) announced today that Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC  is [waiving] [releasing] a lock-up restriction with respect to [ • ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on      ,          20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit E-1

Form of Lock-Up Agreement for Directors and Executive Officers

[ • ], 2018

TFI TAB GIDA YATIRIMLARI A.Ş.

Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC

As Representatives of the Several Underwriters,

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10019

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for American Depositary Shares (“ADSs”) representing ordinary shares, par value TL 1.00 per share (the “Ordinary Shares”) of TFI TAB GIDA YATIRIMLARI A.Ş., and any successor (by merger or otherwise) thereto (the “Company”), by way of an initial public offering (the “Public Offering”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ADSs or Ordinary Shares or securities convertible into or exchangeable or exercisable for any ADSs or Ordinary Shares (collectively, the “Lock-up Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any ADSs or Ordinary Shares, whether any such aforementioned transaction is to be settled by delivery of any ADSs or Ordinary Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of  Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC (the “Lock-up Release Agents”).  Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Underwriting Agreement.

In addition, the undersigned agrees that, without the prior written consent of the Lock-up Release Agents, it will not, during the Lock-Up Period, make any public demand for or exercise any right that would require public disclosure with respect to, the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for any ADSs or Ordinary Shares or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended.  Notwithstanding anything to the contrary contained herein, the restrictions imposed by this Lock-Up Agreement shall not apply to:

(a) the ADSs or Ordinary Shares to be sold by the undersigned pursuant to the Underwriting Agreement;

(b) any transaction relating only to (i) ADSs purchased in open market transactions after the completion of the Public Offering or (ii) ADSs or Ordinary Shares acquired in private transactions after the completion of the Public Offering from third parties to the extent such acquired ADSs or Ordinary Shares are not subject to any lock-up or similar transfer restrictions;

(c) transfers, conversions, exchanges, distributions or other transactions involving ADSs or Ordinary Shares as contemplated in connection with the organizational transactions described in the final prospectus relating to the Offering;

(d) any conversion of Lock-Up Securities into, or exchange or exercise of Lock-Up Securities for, Ordinary Shares by the undersigned, provided that the Ordinary Shares received by the undersigned upon such conversion, exchange or exercise shall be subject to the terms of this Lock-Up Agreement; provided, further, that any such transfer shall not involve a disposition for value;

(e) if the undersigned is a corporation, partnership or other business entity, transfers or distributions of ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares to members, partners, stockholders or affiliates of the undersigned, including investment funds or other entities under common control or management with the undersigned; provided that any such transfer shall not involve a disposition for value;

(f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that such plan does not provide for the transfer of any Lock-Up Securities during any Lock-Up Period;

(g) the withholding of Lock-up Securities by, or disposition of Lock-up Securities to the Company in connection with the “cashless” or “net exercise” of, or to satisfy the withholding tax obligations of the undersigned in connection with the “cashless” or “net exercise” or vesting of share awards, performance based share awards, SARs or other equity-based awards, or the exercise of any warrants outstanding on the date of this Lock-Up Agreement, in each case on a “cashless” or “net exercise” basis;

(h) any pledge, hypothecation or grant of a security interest in any Lock-up Securities by the undersigned to one or more banks, financial institutions or other third parties acting as lender (each, a “Lender”) either (i) pursuant to an arrangement existing as of the date hereof and described in the final prospectus relating to the Offering (and the subsequent foreclosure and disposition thereof by the applicable Lender) or (ii) as collateral or security in connection with lending arrangements financing the acquisition of minority interests in subsidiaries of the Company from time to time (and the subsequent foreclosure and disposition thereof by the applicable Lender);

(i) any transfer of the Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the ADSs or Ordinary Shares in connection with a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-up Securities), provided, that in the event the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the restrictions set forth in this Lock-Up Agreement;

(j) any transfer of the Lock-Up Securities as a bona fide gift or gifts or through will or intestacy or to a charitable organization or trust, family member or a trust or entity beneficially owned and controlled by or for the direct or indirect benefit of the undersigned or an immediate family member, provided that any such transfer shall not involve a disposition for value (for purposes of this Lock-Up Agreement, an “immediate family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);

(k) the sale, by ordinary shareholders to ELQ Investors VIII Ltd (“ELQ”), Clouse S.A. (“Clouse SA”) and the European Bank for Reconstruction and Development (“EBRD” together with ELQ and Clouse SA, the “Pre-IPO Preferred Shareholders”), of Ordinary Shares pursuant that certain letter agreement, dated November 6, 2017 (the “Letter Agreement”), as amended by the side letter agreement entered into by and among the Company and the Pre-IPO Preferred Shareholders on January [•], 2018, amending the preferred shareholders agreement dated as of July 29, 2016 among the Company, the Pre-IPO Preferred Shareholders and certain members of the Kurdoglu family (the “Preferred Shareholders Agreement”), in order for the Pre-IPO Preferred Shareholders to achieve their Eligible IRR as defined in the Preferred Shareholders’ Agreement; or

(l) by operation of law, including pursuant to orders of a court, a qualified domestic order or in connection with a divorce settlement;

provided that in each case other than clauses (a), (b), (c), (d), (e), (f), (h), (i), (k) and (l) above, no filing with the Securities and Exchange Commission or other public announcement by any party shall be required or made voluntarily during the Lock-Up Period in connection with the transactions contemplated therein; and provided, further, that in the case of clauses (e), (j) and (l) above, the transferee agrees to be bound in writing by the terms of this Lock-Up

Agreement and delivers such writing to Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC prior to such transfer.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the Firm Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Any ADSs or Ordinary Shares received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.

A “Change of Control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-4 of the Exchange Act) of at least 50% of the total voting power of the voting stock of the Company (or the surviving entity).

In furtherance of the foregoing, the Company and its transfer agent and registrar for the Ordinary Shares and ADSs are hereby authorized to decline to make any transfer of ADSs or Ordinary Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed ADSs or Ordinary Shares the undersigned may purchase in the above-referenced offering.

The Lock-up Release Agents agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ADSs or Ordinary Shares, the Lock-up Release Agents will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Lock-up Release Agents hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if (i) the Public Offering Date shall not have occurred on or before May 31, 2018 (ii) the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Firm Securities or (iv) the Company withdraws the registration statement relating to the Public Offering.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)
Name:
(please print full name)
Address:		Address:

Exhibit E-2

Form of Lock-up Agreement (for Selling Shareholders and other Shareholders (other than Directors and Officers))

[ • ], 2018

TFI TAB GIDA YATIRIMLARI A.Ş.

Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC

As Representatives of the Several Underwriters,
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10019

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for American Depositary Shares (“ADSs”) representing ordinary shares, par value TL 1.00 per share (the “Ordinary Shares”) of TFI TAB GIDA YATIRIMLARI A.Ş., and any successor (by merger or otherwise) thereto, (the “Company”), by way of an initial public offering (the “Public Offering”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ADSs or Ordinary Shares or securities convertible into or exchangeable or exercisable for any ADSs or Ordinary Shares (collectively, the “Lock-up Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any ADSs or Ordinary Shares, whether any such aforementioned transaction is to be settled by delivery of any ADSs or Ordinary Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC (the “Lock-up Release Agents”).  Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Underwriting Agreement.

In addition, the undersigned agrees that, without the prior written consent of the Lock-up Release Agents, it will not, during the Lock-Up Period, make any public demand for or exercise any right that would require public disclosure with respect to, the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for any ADSs or Ordinary Shares or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended.

Notwithstanding anything to the contrary contained herein, the restrictions imposed by this Lock-Up Agreement shall not apply to:

(a) the ADSs or Ordinary Shares to be sold by the undersigned pursuant to the Underwriting Agreement;

(b) any transaction relating only to (i) ADSs purchased in open market transactions after the completion of the Public Offering or (ii) ADSs or Ordinary Shares acquired in private transactions after the completion of the Public Offering from third parties to the extent such acquired ADSs or Ordinary Shares are not subject to any lock-up or similar transfer restrictions;

(c) transfers, conversions, exchanges, distributions or other transactions involving ADSs or Ordinary Shares as contemplated in connection with the organizational transactions described in the final prospectus relating to the Offering;

(d) any conversion of Lock-Up Securities into, or exchange or exercise of Lock-Up Securities for, Ordinary Shares by the undersigned, provided that the Ordinary Shares received by the undersigned upon such conversion, exchange or exercise shall be subject to the terms of this Lock-Up Agreement; provided, further that any such transfer shall not involve a disposition for value;

(e) if the undersigned is a corporation, partnership or other business entity, transfers or distributions of ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares to members, partners, stockholders or affiliates of the undersigned, including investment funds or other entities under common control or management with the undersigned; provided that any such transfer shall not involve a disposition for value;

(f) any transfer of the Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the ADSs or Ordinary Shares in connection with a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-up Securities), provided, that in the event the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the restrictions set forth in this Lock-Up Agreement;

(g) any transfer of the Lock-Up Securities as a bona fide gift or gifts or through will or intestacy or to a charitable organization or trust, family member or a trust or entity beneficially owned and controlled by or for the direct or indirect benefit of the undersigned or an immediate family member, provided that any such transfer shall not involve a disposition for value (for purposes of this Lock-Up Agreement, an “immediate family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);

(h) any pledge, hypothecation or grant of a security interest in any Lock-up Securities by the undersigned to one or more banks, financial institutions or other third parties acting as lender (each, a “Lender”) either (i) pursuant to an arrangement existing as of the date hereof and described in the final prospectus relating to the Offering (and the subsequent foreclosure and disposition thereof by the applicable Lender) or (ii) as collateral or security in connection with lending arrangements financing the acquisition of minority interests in subsidiaries of the Company from time to time (and the subsequent foreclosure and disposition thereof by the applicable Lender);

(i) the sale, by ordinary shareholders to ELQ Investors VIII Ltd (“ELQ”), Clouse S.A. (“Clouse SA”) and the European Bank for Reconstruction and Development (“EBRD” together with ELQ and Clouse SA, the “Pre-IPO Preferred Shareholders”), of Ordinary Shares pursuant that certain letter agreement, dated November 6, 2017 (the “Letter Agreement”), as amended by the side letter agreement entered into by and among the Company and the Pre-IPO Preferred Shareholders on January [•], 2018, amending the preferred shareholders agreement dated as of July 29, 2016 among the Company, the Pre-IPO Preferred Shareholders and certain members of the Kurdoglu family (the “Preferred Shareholders Agreement”), in order for the Pre-IPO Preferred Shareholders to achieve their Eligible IRR as defined in the Preferred Shareholders’ Agreement; or

(j) by operation of law, including pursuant to orders of a court, a qualified domestic order or in connection with a divorce settlement; or

(k) [Clouse S.A., only] the ADSs or Ordinary Shares that have been granted by the undersigned to the underwriters pursuant to the Underwriting Agreement to cover overallotments (the “Overallotment Option”) [due to fund restrictions at the undersigned]; provided that the undersigned shall not effect any transfer or disposition of such ADSs or Ordinary Shares outside of the Public Offering for a period that is 90 days after the Public Offering Date; provided, further, prior to the expiration of the Overallotment Option pursuant to the terms of the Underwriting Agreement, the ADSs or Ordinary Shares subject to the Overallotment Option shall only be sold in the Public Offering;

provided that in each case other than clauses (a), (b), (c), (d), (e), (f), (h), (i) or (j) above, no filing with the Securities and Exchange Commission or other public announcement by any party shall be required or made voluntarily during the Lock-Up Period in connection with the transactions contemplated therein; and provided, further, that in the case of clauses (e), (g), (i) and (j) above, the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement and delivers such writing to Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC prior to such transfer.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the Firm Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Any ADSs or Ordinary Shares received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.

A “Change of Control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-4 of the Exchange Act) of at least 50% of the total voting power of the voting stock of the Company (or the surviving entity).

In furtherance of the foregoing, the Company and its transfer agent and registrar for the Ordinary Shares and ADSs are hereby authorized to decline to make any transfer of ADSs or Ordinary Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

In the event that the Lock-up Release Agents consent to a release relating to a prohibition on transfer under a lock-up agreement entered into in connection with the Offering by a Major Holder (as defined below) (a “Triggering Release”), the same percentage of the total number of Ordinary Shares (assuming the conversion, exchange or exercise of securities convertible, exchangeable or exercisable for any ADS or Ordinary Shares and including Ordinary Shares represented by ADSs) held by the undersigned (the “Pro-Rata Release”) as the percentage of the total number of Ordinary Shares (assuming the conversion, exchange or exercise of securities convertible, exchangeable or exercisable for any ADS or Ordinary Shares and including Ordinary Shares represented by ADSs) held by such Major Holder (the “Major Holder Release Percentage”) that are the subject of such release shall be simultaneously, immediately and fully released (the number of Ordinary Shares so released, if not a whole number, to be rounded down to the nearest whole number) on the same terms from any remaining prohibition on transfer set forth herein, provided, however, that such Pro Rata Release shall not be applied in the event of any release granted from such lock-up restrictions to Clouse S.A. The provisions of this paragraph will not apply (x) if the release or waiver is effected solely to permit a transfer not involving a disposition for value and the transferee has agreed in writing to be bound by the same terms described in this lock-up letter to the extent and for the duration that such terms remain in effect at the time of the transfer or (y) in the event of any public offering or sale of Ordinary Shares that is underwritten (an “Underwritten Sale”) in which the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise on the same terms as any other holder of Ordinary Shares (and provided, for the avoidance of doubt, that to the extent the undersigned has elected to participate in the Underwritten Sale, the undersigned is released from the restrictions in this Agreement). The Lock-up Release Agents shall promptly notify the Company of any Triggering Release (which notification shall specify the Major Holder Release Percentage) and the Company shall endeavor to provide notice to the undersigned within two business days of the receipt of such notification.  For purposes of this agreement, “Major Holder” shall mean any of ELQ, Clause SA and EBRD.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if (i) the Public Offering Date shall not have occurred on or before May 31, 2018 (ii) the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Firm Securities or (iv) the Company withdraws the registration statement relating to the Public Offering.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)
Address:		Address: